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                                                                   EXHIBIT 21.1
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                           SUBSIDIARIES OF THE COMPANY

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                                                                            Name Under Which
      Subsidiary                    Jurisdiction of Incorporation           They Do Business
      ----------                    -----------------------------           ----------------

521 Connecticut Boulevard Corp.               Connecticut                     Inactive

Staples International, Inc.                     Delaware                        Same

Staples NRO Limited                          Ontario, Canada                    Same

Staples NRO (2) Limited                      Ontario, Canada                    Same

Staples NRO (3) Limited                      Ontario, Canada                    Same

Staples NRO (4) Limited                      Ontario, Canada                    Same

Staples Properties, Inc.                       California                       Same

Staples Security Corporation                 Massachusetts                      Same

Staples The Office Superstore, Inc.             Delaware                      Inactive

Staples Trust Company, a
Massachusetts Business Trust                 Massachusetts                      Same

The Business Depot, Ltd.                     Ontario, Canada               The Business Depot
                                                                      Staples The Office Superstore
                                                                           Bureau en Gros

Total Global Sourcing, Inc.                     Delaware                      Inactive
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